EXHIBIT 1
SCHEDULE 13G-PDT, INC.


                         AGREEMENT AND POWER OF ATTORNEY

         The undersigned hereby confirm and agree that the Schedule 13G, and any and all amendments thereto, relating to beneficial ownership by the undersigned of Common Stock of PDT, Inc. filed with the Securities and Exchange Commission is filed on behalf of each of the undersigned.

         Each person whose signature appears below constitutes and appoints Daniel R. Doiron as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities to sign such Schedule 13G, and any and all amendments thereto, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, has, or may legally do or cause to be, done by virtue hereof.

Dated February 1, 1997


                                    /s/ Daniel R. Doiron
                                    --------------------
                                    Daniel R. Doiron


                                    Daniel R. Doiron & Pamela G.Doiron
                                    Charitable Remainder Unitrust

                                    By:  /s/ Daniel R. Doiron
                                    ---  --------------------
                                    Daniel R. Doiron, Trustee


                                    By:  /s/ Pamela G. Doiron
                                    ---  --------------------
                                    Pamela G. Doiron, Trustee


                                    The Brendan D. Dorion, UTMA and
                                    the Adrien J. Doiron, UTMA

                                    By:  /s/ Douglas Pecchenino
                                         ----------------------
                                         Douglas Pecchenino, Trustee